UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant’s telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At 5:00 p.m., New York City time, on December 10, 2010, we completed a rights offering to existing stockholders, in which each stockholder was issued one subscription right for each two shares of common stock owned as of November 8, 2010. The non-transferable subscription rights entitled our shareholders to purchase up to 7,569,027 shares at a subscription price of $0.34 per full share. Pursuant to this rights offering, we issued 3,416,283 shares of common stock and received gross proceeds of $1,161,460. After deducting offering expenses, the net proceeds will be used for additional working capital primarily for marketing opportunities stemming from both recent and anticipated enactments by the U.S. Environmental Protection Agency (EPA) of more stringent emission standards and rules for certain hazardous air pollutants. In addition, some of the net proceeds will be used for marketing our products and solutions incorporating new technologies in market segments that are not primarily driven by governmental regulatory requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2010

TURBOSONIC TECHNOLOGIES, INC.

By:	/s/ Edward F. Spink
Name:	Edward F. Spink
Title:	Chief Executive Officer